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                                                                    Exhibit 23.1



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-3) and related Prospectuses of EOP Operating Limited Partnership for the registration of $2.0 billion debt securities and warrants (registration statement no. 333-43530); $325.0 million convertible debt instruments (registration statement no. 333-47754); and $2.0 billion debt securities and warrants (registration statement no. 333-58689), of our report dated February 5, 2001, except for Note 26, as to which the date is February 23, 2001, with respect to the consolidated financial statements and schedule of EOP Operating Limited Partnership and Equity Office Predecessors included in the 2000 Annual Report (Form 10-K/A) of EOP Operating Limited Partnership. We also consent to the reference to our firm under the caption "Selected Financial Data" in the 2000 Annual Report (Form 10-K/A) of EOP Operating Limited Partnership.


                                             /s/ Ernst & Young LLP

                                                 Ernst & Young LLP


Chicago, Illinois
June 4, 2001